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                                                                    EXHIBIT 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-3 of our report dated May 12, 1999, which appears at page 67 of Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1999, and to all references to our firm included in this Amendment No. 4 to Registration Statement on Form S-3.



                                                  ARTHUR ANDERSEN LLP



Dallas, Texas,
  August 9, 1999